Exhibit 99.1

Orexigen® Therapeutics Reports Second Quarter 2010 Financial and

Operational Results

San Diego, CA, August 5, 2010 – Orexigen® Therapeutics, Inc. (Nasdaq: OREX), a biopharmaceutical company focused on the treatment of obesity, today announced financial results for the second quarter of 2010. For the quarter ended June 30, 2010, Orexigen reported a net loss of $11.9 million, or $0.25 per share attributable to common stockholders, as compared to a net loss of $17.8 million, or $0.51 per share attributable to common stockholders, for the second quarter of 2009. As of June 30, 2010, Orexigen had $10.3 million in cash and cash equivalents and an additional $52.9 million in marketable securities, for a total of $63.2 million.

“Following FDA acceptance of our Contrave® NDA, we remain intensely focused on two key goals: Progressing the Contrave NDA through regulatory review, including preparation for our upcoming advisory panel, and securing a commercial partner,” said Michael Narachi, President and CEO of Orexigen. “We continue to make progress on both fronts.”

Total operating expenses for the second quarter of 2010 were $11.8 million compared to $17.6 million for second quarter of 2009. The decrease in operating expenses primarily reflects a reduction in research and development expenses of $7.7 million, principally related to the completion of Contrave Phase 3 clinical trials and completion of the Phase 2 clinical trial for Empatic, offset partly by an increase in general and administrative costs of $1.9 million due principally to increases in salaries and personnel related costs, stock-based compensation expense and medical affairs expenses.

Recent Highlights

•	Presented significant new data on Contrave at the American Diabetes Association 70th Scientific Sessions, including:

•	Results from a 24-week open-label study demonstrating that treatment with Contrave reduced depression scores and body weight in overweight and obese patients with major depression; and

•	Results from the COR-Diabetes trial demonstrating that Contrave significantly lowers weight and improves blood glucose control in overweight and obese patients with type 2 diabetes.

•	Contrave NDA filing was accepted by FDA and assigned a Prescription Drug User Fee Act (PDUFA) action date of January 31, 2011.

•	Date for FDA Division of Metabolic and Endocrine Drug Products Advisory Committee meeting was tentatively set for December 7, 2010 to review the Company’s NDA for Contrave.

•

Published online results of COR-I Phase 3 study of Contrave in The Lancet on July 30, 2010. Published online results of COR-BMOD Phase 3 study of Contrave plus intense diet, exercise and behavior modification in the journal Obesity on June 17, 2010.

Conference Call Today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time)

The Orexigen management team will host a teleconference and webcast to discuss the second quarter 2010 financial results and recent business highlights. The live call may be accessed by phone by calling (800) 901-5248 (domestic) or (617) 786-4512 (international), participant code 86709407. The webcast can be accessed live on the investor relations section of the Orexigen web site at http://www.orexigen.com, and will be archived for 14 days following the call.

About Orexigen Therapeutics

Orexigen Therapeutics, Inc. is a biopharmaceutical company focused on the treatment of obesity. The Company has filed an NDA with the FDA for its lead investigational product, Contrave®. The Company’s second product, Empatic™, has completed Phase 2 clinical development. Each product candidate is designed to act on a specific group of neurons in the central nervous system with the goal of achieving appetite suppression and sustained weight loss, through combination therapeutic approaches. Further information about the Company can be found at www.orexigen.com.

Forward-Looking Statements

Orexigen cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding the anticipated action date for the FDA to complete its review of the Contrave NDA and the potential for, and timing of, approval for Contrave. The inclusion of forward-looking statements should not be regarded as a representation by Orexigen that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risk and uncertainties inherent in the Orexigen business, including, without limitation: risks inherent in the continued analyses of clinical trial results, including Contrave Phase 3 trials; the uncertainty of the FDA approval process and other regulatory requirements; the therapeutic and commercial value of Contrave; reliance on third parties to assist with the development of Contrave and the regulatory submissions related thereto; the potential for adverse safety findings relating to Contrave; and other risks described in the Company’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Orexigen undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in Orexigen’s Quarterly Report on Form 10-Q, which was filed with the Securities Exchange Commission on May 10, 2010 and is available from the SEC’s website (www.sec.gov) and on our website (www.orexigen.com) under the heading “Investor Relations”. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Orexigen	Media		Media
Graham Cooper	Liz Frank	or	Carolyn Wang
Chief Financial Officer	WCG		WCG
(858) 875-8600	(212) 301-7216		(415) 225-5050

Orexigen Therapeutics, Inc.

(a development stage company)

Balance Sheets

(In thousands, except share and par value amounts)

	June 30, 2010	December 31, 2009
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,286	$37,658
Investment securities, available-for-sale	52,905	54,500
Prepaid expenses and other current assets	2,166	1,529

Total current assets	65,357	93,687
Property and equipment, net	1,109	1,324
Restricted cash	881	1,290
Other assets	391	547

Total assets	$67,738	$96,848

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$5,628	$9,828
Deferred revenue, current portion	88	88
Long-term debt, current portion	4,838	6,384

Total current liabilities	10,554	16,300
Deferred revenue, less current portion	927	971
Long-term debt, less current portion	205	2,416
Other long-term liabilities	1,709	1,258
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value, 10,000,000 shares authorized at June 30, 2010 and December 31, 2009; no shares issued and outstanding at June 30, 2010 and December 31, 2009	—	—
Common stock, $.001 par value, 100,000,000 shares authorized at June 30, 2010 and December 31, 2009; 47,244,566 and 47,215,479 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	47	47
Additional paid-in capital	347,001	342,599
Accumulated other comprehensive income (loss)	14	(6)
Deficit accumulated during the development stage	(292,719)	(266,737)

Total stockholders’ equity	54,343	75,903

Total liabilities and stockholders’ equity	$67,738	$96,848

Orexigen Therapeutics, Inc.

(a development stage company)

Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Period from September 12, 2002 (Inception) to June 30, 2010
	2010	2009	2010	2009
Revenues:
Collaborative agreement	$—	$—	$—	$—	$174
License revenue	22	22	44	44	485

Total revenues	22	22	44	44	659
Operating expenses:
Research and development	5,586	13,256	13,567	28,987	230,126
General and administrative	6,182	4,297	12,203	7,662	68,202

Total operating expenses	11,768	17,553	25,770	36,649	298,328

Loss from operations	(11,746)	(17,531)	(25,726)	(36,605)	(297,669)
Other income (expense):
Interest income	34	83	80	248	9,092
Interest expense	(191)	(358)	(336)	(752)	(4,142)

Total other income (expense)	(157)	(275)	(256)	(504)	4,950

Net loss	(11,903)	(17,806)	(25,982)	(37,109)	(292,719)
Accretion to redemption value of redeemable convertible preferred stock	—	—	—	—	(78)
Deemed dividend of beneficial conversion for Series C preferred stock	—	—	—	—	(13,860)

Net loss attributable to common stockholders	$(11,903)	$(17,806)	$(25,982)	$(37,109)	$(306,657)

Net loss per share attributable to common stockholders - basic and diluted	$(0.25)	$(0.51)	$(0.55)	$(1.07)

Shares used in computing net loss per share attributable to common stockholders – basic and diluted	47,225	34,662	47,220	34,637